UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2020

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31191 (Commission File Number)	04-3324394 (IRS Employer Identification No.)

8 Sylvan Way
Parsippany, New Jersey 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 290-6000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by The Medicines Company (the “Company”) on November 25, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2019, with Novartis AG (“Parent”), a company organized under the laws of Switzerland, and Medusa Merger Corporation (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), at a purchase price of $85.00 per Share in cash, without interest thereon and subject to any tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of December 5, 2019 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal (which, as amended or supplemented, together with the Offer to Purchase, constitutes the “Offer”).

The Offer and related withdrawal rights expired as scheduled at 12:00 Midnight, New York City time, at the end of the day of Friday, January 3, 2020 (such date and time, the “Offer Expiration Time”) without being extended. American Stock Transfer & Trust Company, the depositary for the Offer, has advised Parent and the Purchaser that, as of the Expiration Time, 60,669,325 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but were not yet “received” (as such term is defined in Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”))) had been validly tendered pursuant to the Offer and not validly withdrawn, representing approximately 75.0% of the outstanding Shares as of the Offer Expiration Time. In addition, the depositary has advised that, as of the Offer Expiration Time, 13,655,837 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 16.9% of the outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Tender Condition to the Offer (as defined in the Merger Agreement) has been satisfied. As a result of the satisfaction of the Minimum Tender Condition and each of the other conditions to the Offer, on January 4, 2020, Purchaser accepted for payment all Shares that were validly tendered pursuant to the Offer and not validly withdrawn on or prior to the Offer Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer.

On January 6, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser was merged with and into the Company (the “Merger”), without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger and as an indirect, wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and as a result thereof, each Share (other than any Shares (i) owned by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time (other than Shares tendered and accepted for payment by Purchaser in connection with the Offer), (ii) owned by the Company (or any of its subsidiaries) or held in the Company’s treasury immediately prior to the Effective Time or (iii) held by a holder who was entitled to demand and who had properly demanded the appraisal of such Shares in accordance with Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price in cash, without interest thereon and subject to any tax withholding.

In addition, pursuant to the Merger Agreement, each Company stock option that was outstanding immediately prior to the consummation of the Offer, whether vested or unvested, became fully vested and was canceled as of immediately prior to the Effective Time, and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Offer Price over the per share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option, less applicable taxes required to be withheld. In addition, each Company restricted share that was outstanding immediately prior to the consummation of the Offer automatically became fully vested as of immediately prior to the Effective Time and was treated in the same manner as an outstanding Share.

The aggregate cash consideration to be paid by Parent and Purchaser to complete the Offer and Merger is approximately $9.7 billion, including the amount accounting for full conversion of the Company’s Convertible Notes (defined below), without giving effect to related transaction fees and expenses. Parent financed the transactions contemplated by the Merger Agreement through available cash and short- and long-term borrowings.

The foregoing summary description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

In connection with the closing of the Merger, the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”) entered into (i) a Supplemental Indenture, dated as of January 6, 2020 (the “2022 Supplemental Indenture”), to the indenture, dated as of January 13, 2015 (the “2022 Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 2.50% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”), (ii) a Supplemental Indenture, dated as of January 6, 2020 (the “2023 Supplemental Indenture”), to the indenture, dated as of June 10, 2016 (the “2023 Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 2.75% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”), and (iii) a Supplemental Indenture, dated as of January 6, 2020 (the “2024 Supplemental Indenture”), to the indenture, dated as of December 18, 2018 (the “2024 Indenture” and, together with the 2022 Indenture and the 2023 Indenture, the “Indentures”), between the Company and the Trustee, relating to the Company’s outstanding 3.50% Convertible Senior Notes due 2024 (the “2024 Convertible Notes” and, together with the 2022 Convertible Notes and the 2023 Convertible Notes, the “Convertible Notes”).

The 2022 Supplemental Indenture amends the 2022 Indenture to provide that, upon consummation of the Merger, the right to convert the 2022 Convertible Notes into Shares was changed to a right to convert the 2022 Convertible Notes (pursuant to, and subject to the conditions of, the 2022 Indenture) solely into the “Reference Property” equal to $2,539.851 (without interest) per $1,000 principal amount of 2022 Convertible Notes.

The 2023 Supplemental Indenture amends the 2023 Indenture to provide that, upon consummation of the Merger, the right to convert the 2023 Convertible Notes into Shares was changed to a right to convert the 2023 Convertible Notes (pursuant to, and subject to the conditions of, the 2023 Indenture) solely into the “Reference Property” equal to $1,735.683 (without interest) per $1,000 principal amount of 2023 Convertible Notes. However, if a conversion occurs on or after the effective date of the Offer and the Merger, and on or prior to 5:00 p.m. New York City time on the business day immediately prior to the Fundamental Change Repurchase Date (defined below) applicable to the Offer and the Merger, pursuant to Section 14.03 of the 2023 Indenture noteholders shall be entitled to receive, upon conversion, $1,746.971 (without interest) per $1,000 principal amount of 2023 Convertible Notes.

The 2024 Supplemental Indenture amends the 2024 Indenture to provide that, upon consummation of the Merger, the right to convert the 2024 Convertible Notes into Shares was changed to a right to convert the 2024 Convertible Notes (pursuant to, and subject to the conditions of, the 2024 Indenture) solely into the “Reference Property” equal to $3,373.820 (without interest) per $1,000 principal amount of 2024 Convertible Notes. However, if a conversion occurs on or after the effective date of the Offer and the Merger, and on or prior to 5:00 p.m. New York City time on the business day immediately prior to the Fundamental Change Repurchase Date (defined below) applicable to the Offer and the Merger, pursuant to Section 14.03 of the 2024 Indenture noteholders shall be entitled to receive, upon conversion, $3,425.398 (without interest) per $1,000 principal amount of 2024 Convertible Notes.

The foregoing descriptions of the 2022 Supplemental Indenture, 2023 Supplemental Indenture and 2024 Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the 2022 Supplemental Indenture, 2023 Supplemental Indenture and 2024 Supplemental Indenture, which are included as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger constitutes a Share Exchange Event and the consummation of the Offer and the Merger each constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indentures) under the Indentures. The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is January 6, 2020, the date of the consummation of the Offer and the Merger. As a result of the Fundamental Change, each holder of the Convertible Notes shall have the right to require the Company to repurchase its Convertible Notes or alternatively, to surrender its Convertible Notes for conversion. In addition, as a result of the Make-Whole Fundamental Change, holders of the 2023 Convertible Notes and 2024 Convertible Notes who convert their Convertible Notes at any time beginning on January 6, 2020, the effective date of the Make-Whole Fundamental Change, and ending at 5:00 p.m., New York City time, on January 24, 2020, the business day immediately preceding the Fundamental Change Repurchase Date, shall be entitled to convert their Convertible Notes at an increased conversion rate as described below.

Pursuant to the Indentures, on January 26, 2020 (the “Fundamental Change Repurchase Date”), each holder of the Convertible Notes has the right, at the holder’s option, to require the Company to purchase for cash all of such holder’s Convertible Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by the holder of the requirements set forth in Section 15.02 of the Indentures, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Convertible Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Price equals approximately $1,000.764 per $1,000 principal amount of the 2022 Convertible Notes, $1,000.840 per $1,000 principal amount of the 2023 Convertible Notes and $1,001.069 per $1,000 principal amount of the 2024 Convertible Notes, in each case validly surrendered for purchase and not validly withdrawn. In order to exercise the right to require the Company to repurchase a holder’s Convertible Notes, the holder must surrender such Convertible Notes on or prior to 5:00 p.m., New York City time, on January 24, 2020, the business day immediately preceding the Fundamental Change Repurchase Date.

In accordance with Section 14.07 of the Indentures and Section 2.01 of the Supplemental Indentures, holders who surrender their Convertible Notes for conversion from and after the effective time of the Merger at any time when the Convertible Notes are convertible will receive cash in an amount equal to the Conversion Rate in effect on the Conversion Date (each as defined in the Indentures), multiplied by the Offer Price of $85.00 (less any applicable withholding taxes), and will not receive any Shares. Because the consummation of the Offer and the Merger each constitutes a Make-Whole Fundamental Change, the Conversion Rate for the 2023 Convertible Notes and 2024 Convertible Notes surrendered for conversion any time beginning on January 6, 2020, the effective date of the Make-Whole Fundamental Change, until 5:00 p.m. New York City time on January 24, 2020, the business day immediately preceding the Fundamental Change Repurchase Date, will be temporarily increased to the Make-Whole Conversion Rate equal to $1,746.971 per $1,000 principal amount of the 2023 Convertible Notes and $3,425.398 per $1,000 principal amount of the 2024 Convertible Notes. Pursuant to Section 14.03 of the 2022 Indenture, the Conversion Rate for the 2022 Convertible Notes has not been temporarily increased.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note, Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on January 6, 2020, a change in control of the Company occurred and the Company is now an indirect, wholly-owned subsidiary of Parent.

The information contained in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, and effective as of the Effective Time, each of Alexander J. Denner, Geno J. Germano, John C. Kelly, Clive Meanwell, Paris Panayiotopoulos, Sarah J. Schlesinger and Mark Timney ceased to be a member from the Company’s board of directors of and a member of the committees of the Company’s board of directors.

From and after the Effective Time, until the earlier of their resignation or removal or until successors are duly elected and qualified in accordance with applicable law, (i) Victor Bulto and Christian Klee, the directors of Purchaser at the Effective Time, shall be the directors of the surviving corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the surviving corporation.

Information about Victor Bulto and Christian Klee has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO filed with the SEC on December 5, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company as currently in effect are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

The Company issued a notice of redemption to the holders of the 2022 Convertible Notes on January 6, 2020, pursuant to which it will redeem the outstanding 2022 Convertible Notes for cash on February 5, 2020 (the “Redemption Date”) at a price of 100.00% of the principal amount of the 2022 Convertible Notes, plus accrued and unpaid interest, if any (the “Redemption”). Any time prior to the close of business on the Scheduled Trading Day (as defined in the 2022 Indenture) immediately preceding the Redemption Date, the holders of the 2022 Convertible Notes are entitled to convert such 2022 Convertible Notes as described above.

In addition, on January 6, 2020, the Company issued a press release to provide holders of its Convertible Notes notice of the effective date of a Make-Whole Fundamental Change (as defined in the Indentures) as a result of the consummation of the Offer and the Merger. The Company also delivered to all holders of its Convertible Notes, with respect to each series, notices of the Share Exchange Event and execution of the Supplemental Indentures, notice of the occurrence of the effective date of the Fundamental Change and Make-Whole Fundamental Change, and notice of the conversion and repurchase rights at the option of the holders arising as a result thereof (such notices, the “Fundamental Change Notices”).

The information contained in the Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. Copies of the Fundamental Change Notices are filed as Exhibits 99.3, 99.4 and 99.5, respectively, hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of November 23, 2019, by and among the Company, Novartis AG and Medusa Merger Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2019).

3.1	Amended and Restated Certificate of Incorporation of The Medicines Company.

3.2	Amended and Restated Bylaws of The Medicines Company.

4.1	Supplemental Indenture, dated as of January 6, 2020, to the indenture, dated as of January 13, 2015, between the Company and the Trustee.

4.2	Supplemental Indenture, dated as of January 6, 2020, to the indenture, dated as of June 10, 2016, between the Company and the Trustee.

4.3	Supplemental Indenture, dated as of January 6, 2020, to the indenture, dated as of December 18, 2018, between the Company and the Trustee.

99.1	Notice of Redemption, dated January 6, 2020.

99.2	Press Release announcing Make-Whole Fundamental Change Effective Date, dated as of January 6, 2020.

99.3	Fundamental Change Notice to Holders of 2.50% Convertible Senior Notes due 2022, dated January 6, 2020.

99.4	Fundamental Change Notice to Holders of 2.75% Convertible Senior Notes due 2023, dated January 6, 2020.

99.5	Fundamental Change Notice to Holders of 3.50% Convertible Senior Notes due 2024, dated January 6, 2020.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: January 6, 2020	By:	/s/ Stephen M. Rodin
Name: Stephen M. Rodin
Title: Executive Vice President and General Counsel